SES
Securities Evaluation Service, Inc.
Suite 200
531 E. Roosevelt Road
Wheaton, Illinois  60187




November 25, 1997


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST COMBINED SERIES 271

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-22611 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities
Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Securities Evaluation Service, Inc.



James R. Couture
President